ENERGY TRANSFER EQUITY
REPORTS FOURTH QUARTER RESULTS
Dallas - February 21, 2018 - Energy Transfer Equity, L.P. (NYSE:ETE) (“ETE” or the “Partnership”) today reported financial results for the fourth quarter ended December 31, 2017.
ETE’s net income attributable to partners was $251 million for the three months ended December 31, 2017 compared to $233 million for the three months ended December 31, 2016. Distributable Cash Flow, as adjusted, was $263 million for the three months ended December 31, 2017 compared to $299 million for the three months ended December 31, 2016. The decrease in Distributable Cash Flow, as adjusted, is primarily driven by a reduction in incentive distributions as previously agreed to between ETE and Energy Transfer Partners, L.P. (“ETP”). These incentive distribution waivers, the majority of which were originally provided to support ETP’s funding of its growth capital projects, are scheduled to reduce significantly as ETP’s projects are completed and volumes ramp up in the near term.
The Partnership’s recent key accomplishments and other developments include the following:

•
In October 2017, ETE issued $1 billion aggregate principal amount of 4.25% senior notes due 2023. The $990 million net proceeds from the offering were used to repay a portion of the outstanding indebtedness under its term loan facility and for general partnership purposes.

•	In October 2017, ETE amended its existing senior secured term loan agreement to reduce the applicable margin for LIBOR rate loans from 2.75% to 2.0% and for base rate loans 1.75% to 1.0%.

•
In January 2018, ETE announced an agreement to acquire the general partner of USA Compression Partners, LP (“USAC”) and approximately 12.5 million USAC common units from USA Compression Holdings. The transaction is subject to customary closing conditions and is expected to close in the first half of 2018.

•
In January 2018, Sunoco LP redeemed all outstanding Sunoco LP Series A Preferred Units held by ETE for an aggregate redemption amount of approximately $313 million. The redemption amount included the original consideration of $300 million and a 1% call premium plus accrued and unpaid quarterly distributions.

•	On February 20, 2018, the Partnership paid a quarterly distribution of $0.305 per ETE common unit for the fourth quarter ended December 31, 2017, or $1.22 per unit on an annualized basis.

•	As of December 31, 2017, ETE’s $1.50 billion revolving credit facility had $1.19 billion of outstanding borrowings and its leverage ratio, as defined by the credit agreement, was 3.68x.
The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Thursday, February 22, 2018 to discuss its fourth quarter 2017 results. The conference call will be broadcast live via an internet webcast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
The Partnership’s principal sources of cash flow are derived from distributions related to its direct and indirect investments in the limited and general partner interests in Energy Transfer Partners, L.P. (“ETP”) and Sunoco LP, including 100% of ETP’s and Sunoco LP’s incentive distribution rights, as well as the Partnership’s ownership of Lake Charles LNG. The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership that owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco LP (NYSE: SUN). ETE also owns Lake Charles LNG Company. On a consolidated basis, ETE’s family of companies owns and operates a diverse portfolio of natural gas, natural gas liquids, crude oil and refined products assets, as well as retail and wholesale motor fuel operations and LNG terminalling. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership that owns and operates one of the largest and most diversified portfolios of energy assets in the United States. Strategically positioned in all of the major U.S. production basins, ETP owns and operates a geographically diverse portfolio of complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (NGL) and refined product transportation and terminalling assets; NGL fractionation assets; and various acquisition and marketing assets. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.
Sunoco LP (NYSE: SUN) is a master limited partnership that distributes motor fuel to approximately 9,200 convenience stores, independent dealers, commercial customers and distributors located in more than 30 states. SUN’s parent -- Energy Transfer Equity, L.P. (NYSE: ETE) -- owns SUN’s general partner and incentive distribution rights. For more information, visit the Sunoco LP website at www.sunocolp.com.
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our web site at www.energytransfer.com.

Contacts
Investor Relations:
Energy Transfer
Lyndsay Hannah, Brent Ratliff, Helen Ryoo
214-981-0795

Media Relations:
Vicki Granado
214-840-5820

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	December 31,
	2017	2016*
ASSETS

Current assets (including assets held for sale of $3.31 billion as of December 31, 2017)	$10,683	$6,899

Property, plant and equipment, net	61,088	53,578

Advances to and investments in unconsolidated affiliates	2,705	3,040
Other non-current assets, net	886	815
Intangible assets, net	6,116	5,512
Goodwill	4,768	5,670
Non-current assets held for sale	—	3,411
Total assets	$86,246	$78,925

LIABILITIES AND EQUITY

Current liabilities (including liabilities held for sale of $75 million as of December 31, 2017)	$7,897	$7,277

Non-current liabilities held for sale	—	48
Long-term debt, less current maturities	43,671	42,608
Long-term notes payable - related company	—	250
Deferred income taxes	3,315	5,112
Non-current derivative liabilities	145	76
Other non-current liabilities	1,217	1,075

Commitments and contingencies
Preferred units of subsidiary	—	33
Redeemable noncontrolling interest	21	15

Equity:
Total partners’ deficit	(1,196)	(1,694)
Noncontrolling interest	31,176	24,125
Total equity	29,980	22,431
Total liabilities and equity	$86,246	$78,925

*
During the fourth quarter of 2017, ETP changed its accounting policy related to certain inventories. Certain crude oil, refined product and NGL inventories associated with the legacy Sunoco Logistics business were changed from the last-in, first-out (“LIFO”) method to the weighted average cost method. These changes have been applied retrospectively to all periods presented, and the prior period amounts reflected below have been adjusted from those amounts previously reported.

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016*	2017	2016*
REVENUES:	$11,452	$9,323	$40,523	$31,792
COSTS AND EXPENSES:
Cost of products sold	9,108	7,184	30,966	23,693
Operating expenses	318	599	2,644	2,307
Depreciation, depletion and amortization	677	586	2,554	2,216
Selling, general and administrative	127	189	607	693
Impairment losses	937	1,040	1,039	1,040
Total costs and expenses	11,167	9,598	37,810	29,949
OPERATING INCOME (LOSS)	285	(275)	2,713	1,843
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(450)	(468)	(1,922)	(1,804)
Equity in earnings (losses) of unconsolidated affiliates	(84)	65	144	270
Impairment of investments in unconsolidated affiliates	(313)	—	(313)	(308)
Gain on acquisitions	—	83	—	83
Losses on extinguishments of debt	(64)	—	(89)	—
Gains (losses) on interest rate derivatives	(9)	167	(37)	(12)
Other, net	45	33	214	132
INCOME (LOSS) BEFORE INCOME TAX BENEFIT	(590)	(395)	710	204
Income tax benefit from continuing operations	(1,747)	(124)	(1,833)	(258)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,157	(271)	2,543	462
Income (loss) from discontinued operations, net of income taxes	11	(463)	(177)	(462)
NET INCOME (LOSS)	1,168	(734)	2,366	—
Less: Net income (loss) attributable to noncontrolling interest	917	(967)	1,412	(995)
NET INCOME ATTRIBUTABLE TO PARTNERS	251	233	954	995
General Partner’s interest in net income	—	1	2	3
Convertible Unitholders’ interest in income	12	6	37	9
Limited Partners’ interest in net income	$239	$226	$915	$983
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.22	$0.22	$0.85	$0.94
Diluted	$0.22	$0.21	$0.83	$0.92
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	1,079.2	1,046.9	1,078.2	1,045.5
Diluted	1,151.5	1,105.3	1,150.8	1,078.6

*
During the fourth quarter of 2017, ETP changed its accounting policy related to certain inventories. Certain crude oil, refined product and NGL inventories associated with the legacy Sunoco Logistics business were changed from the LIFO method to the weighted average cost method. These changes have been applied retrospectively to all periods presented, and the prior period amounts reflected below have been adjusted from those amounts previously reported.

ENERGY TRANSFER EQUITY, L.P.
SUPPLEMENTAL INFORMATION
(In millions)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Cash distributions from ETP associated with: (1)
Limited partner interest	$16	$20	$61	$28
Class H Units	—	94	—	357
General partner interest	4	8	16	32
Incentive distribution rights	434	351	1,638	1,363
IDR relinquishments, net of Class I distributions (2)	(174)	(138)	(656)	(409)
Total cash distributions from ETP	280	335	1,059	1,371
Cash distributions from Sunoco LP (2)	31	22	115	88
Cash distributions from investments in subsidiaries	$311	$357	$1,174	$1,459

Distributable cash flow attributable to Lake Charles LNG:
Revenues	$49	$49	$197	$197
Operating expenses	(4)	(3)	(19)	(16)
Maintenance capital expenditures	(1)	—	(2)	—
Selling, general and administrative expenses	(1)	—	(3)	(2)
Distributable cash flow attributable to Lake Charles LNG	$43	$46	$173	$179

Expenses of the Parent Company on a cash basis:
Selling, general and administrative expenses, excluding certain non-cash expenses	$5	$8	$24	$80
Management fee to ETP (3)	—	24	5	95
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	87	80	338	315
Total Parent Company expenses	$92	$112	$367	$490

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners (4)	$265	$250	$1,022	$971
Distributions to be paid to general partner	1	1	3	3
Total cash distributions to be paid to the partners of ETE	$266	$251	$1,025	$974

Common units outstanding — end of period	1,079.1	1,046.9	1,079.1	1,046.9

(1)
Following the merger of Legacy ETP and Sunoco Logistics in April 2017, the Post-Merger ETP partnership agreement contains distribution requirements consistent with those of Sunoco Logistics prior to the merger.

(2)
IDR relinquishments for the three month ended December 31, 2017 include the impact of incentive distribution reductions agreed to between ETE and Legacy ETP in addition to incentive distribution reductions previously agreed to between Legacy ETP and Sunoco Logistics.

(3)	ETE previously paid Legacy ETP certain fees for management services under agreements which expired in the first quarter of 2017.

(4)
Includes distributions of $0.11 per common unit for the three months ended December 31, 2017 and 2016, and $0.44 per common unit for the years ended December 31, 2017 and 2016, to unitholders who elected to participate in a plan to forgo a portion of their future potential cash distributions on common units for a period of up to nine fiscal quarters, commencing with the with distributions for the quarter ended March 31, 2016, and reinvest those distributions in the Convertible Units representing limited partner interest in the Partnership.

SUPPLEMENTAL INFORMATION
RECONCILIATION OF DISTRIBUTABLE CASH FLOW
(Dollars in millions)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net income attributable to partners	$251	$233	$954	$995
Equity in earnings related to investments in ETP and Sunoco LP	(335)	(309)	(1,243)	(1,374)
Total cash distributions from investments in subsidiaries	311	357	1,174	1,459
Amortization included in interest expense (excluding ETP and Sunoco LP)	2	3	9	12
Lake Charles LNG maintenance capital expenditures	(1)	—	(2)	—
Other non-cash (excluding ETP and Sunoco LP)	34	7	88	56
Distributable Cash Flow	262	291	980	1,148
Transaction-related expenses	1	8	9	59
Distributable Cash Flow, as adjusted	$263	$299	$989	$1,207

Total cash distributions to be paid to the partners of ETE	266	251	1,025	974

Distribution coverage ratio(1)	0.99x	1.19x	0.96x	1.24x

(1)
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow, Distributable Cash Flow, as adjusted, and Distributable Cash Flow, as adjusted, per Unit. The Partnership’s non-GAAP financial measures should not be considered as alternatives to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Distributable Cash Flow and Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow and Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received in respect of such period in connection with the Partnership’s investments in limited and general partner interests, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definitions of Distributable Cash Flow and Distributable Cash Flow, as adjusted, also include distributable cash flow from Lake Charles LNG to the Partnership. For Distributable Cash Flow, as adjusted, certain transaction-related expenses that are included in net income are excluded.
Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Due to cash expenses incurred from time to time in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, is also a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using these measures, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.
Distributable Cash Flow and Distributable Cash Flow, as adjusted, are also important non-GAAP financial measures for our limited partners since these indicate to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow and Distributable Cash Flow, as adjusted, are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow, and Distributable Cash Flow, as adjusted, is net income for ETE on a stand-alone basis (the “Parent Company”).
Distribution Coverage Ratio. The Partnership defines Distribution Coverage Ratio for a period as Distributable Cash Flow, as adjusted, divided by total cash distributions expected to be paid to the partners of ETE in respect of such period.

SUPPLEMENTAL INFORMATION
FINANCIAL STATEMENTS FOR PARENT COMPANY
Following are condensed balance sheets and statements of operations of the Parent Company on a stand-alone basis.
BALANCE SHEETS
(In millions)
(unaudited)

	December 31,
	2017	2016
ASSETS
Current assets	$67	$57
Property, plant and equipment, net	27	36
Advances to and investments in unconsolidated affiliates	6,082	5,088
Intangible assets, net	—	1
Goodwill	9	9
Other non-current assets, net	8	10
Total assets	$6,193	$5,201
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$70	$92
Long-term debt, less current maturities	6,700	6,358
Note payable to affiliate	617	443
Other non-current liabilities	2	2

Commitments and contingencies

Partners’ deficit:
General Partner	(3)	(3)
Limited Partners:
Common unitholders	(1,643)	(1,871)
Series A Convertible Preferred Units	450	180
Total partners’ deficit	(1,196)	(1,694)
Total liabilities and partners’ deficit	$6,193	$5,201

STATEMENTS OF OPERATIONS
(In millions)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	$(6)	$(29)	$(31)	$(185)
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(90)	(83)	(347)	(327)
Equity in earnings of unconsolidated affiliates	369	345	1,381	1,511
Loss on extinguishments of debt	(22)	—	(47)	—
Other, net	—	—	(2)	(4)
NET INCOME	251	233	954	995
General Partner’s interest in net income	—	1	2	3
Convertible Unitholders’ interest in income	12	6	37	9
Limited Partners’ interest in net income	$239	$226	$915	$983